October 26, 2017

FORM C

Up to $1,070,000.00

Roomi Inc.

This Form C (including the cover page and all exhibits attached hereto, the “Form C”) is being furnished by Roomi Inc., a Delaware corporation (the “Company,” also referred to as “Roomi,” “we,” “us,” or “our”), to prospective Purchasers for the sole purpose of providing certain information about a potential investment in Units of SAFE (Simple Agreement for Future Equity) of the Company (the “Securities”). Purchasers of Securities are sometimes referred to herein as “Purchasers.” The Company intends to raise at least $50,000.00 and up to $1,070,000.00 from Purchasers in the offering of Securities described in this Form C (this “Offering”). The minimum amount of Securities that can be purchased is $50.00 per Purchaser (which may be waived by the Company, in its sole and absolute discretion). The offer made hereby is subject to modification, prior sale and withdrawal at any time.

The rights and obligations of the holders of Securities of the Company are set forth below in the section entitled “The Offering and the Securities—The Securities”. In order to purchase Securities, a prospective Purchaser must complete and execute a Subscription Agreement. Purchases or “Subscriptions” may be accepted or rejected by the Company, in its sole and absolute discretion. The Company has the right to cancel or rescind its offer to sell the Securities at any time and for any reason.

The Offering is being made through OpenDeal Inc., dba “Republic” (the “Intermediary”). The Intermediary will be entitled to receive a commission equivalent to 2% of the Securities being issued in this Offering related to the purchase and sale of the Securities, as well as 5% of the proceeds of the Offering, as described in the table below:

	Price to Purchasers	Service Fees and Commissions (1)	Net Proceeds
Minimum Individual Purchase Amount	$50.00	$2.50	$47.50
Aggregate Minimum Offering Amount	$50,000.00	$2,500.00	$47,500.00
Aggregate Maximum Offering Amount	$1,070,000.00	$53,500.00	$1,016,500.00

(1)         This excludes fees to Company’s advisors, such as attorneys and accountants.

1

A crowdfunding investment involves risk. You should not invest any funds in this Offering unless you can afford to lose your entire investment. In making an investment decision, Purchasers must rely on their own examination of the issuer and the terms of the Offering, including the merits and risks involved. These Securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any Securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature. These Securities are offered under an exemption from registration; however, neither the U.S. Securities and Exchange Commission nor any state securities authority has made an independent determination that these Securities are exempt from registration. The Company filing this Form C for an offering in reliance on Section 4(a)(6) of the Securities Act and pursuant to Regulation CF (§ 227.100 et seq.) must file a report with the Commission annually and post the report on its website at rommiapp.com no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, 3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold in this Offering by the Company or another party, or 5) the liquidation or dissolution of the Company.

The date of this Form C is October 26, 2017.

The Company has certified that all of the following statements are TRUE for the Company in connection with this Offering:

(1) Is organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia;

(2) Is not subject to the requirement to file reports pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d));

(3) Is not an investment company, as defined in section 3 of the Investment Company Act of 1940 (15 U.S.C. 80a-3), or excluded from the definition of investment company by section 3(b) or section 3(c) of that Act (15 U.S.C. 80a-3(b) or 80a-3(c));

(4) Is not ineligible to offer or sell securities in reliance on section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) as a result of a disqualification as specified in § 227.503(a);

(5) Has filed with the Commission and provided to Purchasers, to the extent required, any ongoing annual reports required by law during the two years immediately preceding the filing of this Form C; and

(6) Has a specific business plan, which is not to engage in a merger or acquisition with an unidentified company or companies.

THERE ARE SIGNIFICANT RISKS AND UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY-TRADED AND ARE SUBJECT TO TRANSFER RESTRICTIONS. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C ENTITLED “RISK FACTORS.”

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL PURCHASERS.

THIS FORM C DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH AN OFFER IS NOT PERMITTED.

PRIOR TO CONSUMMATION OF THE PURCHASE AND SALE OF ANY SECURITY THE COMPANY WILL AFFORD PROSPECTIVE PURCHASERS AN OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY AND ITS MANAGEMENT CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND THE COMPANY. NO SOURCE OTHER THAN THE INTERMEDIARY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS FORM C, AND IF GIVEN OR MADE BY ANY OTHER SUCH PERSON OR ENTITY, SUCH INFORMATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

2

PROSPECTIVE PURCHASERS ARE NOT TO CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO EACH PROSPECTIVE PURCHASER’S PARTICULAR FINANCIAL SITUATION. EACH PURCHASER SHOULD CONSULT HIS OR HER OWN FINANCIAL ADVISER, COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY PURCHASER EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SPECIAL NOTICE TO FOREIGN PURCHASERS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH AY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER. THAT RESPONSIBILITY NOTWITHSTANDING, ANY SALE OF SECURITIES MADE IN THIS OFFERING TO A FOREIGN PURCHASER IS BEING MADE IN RELIANCE UPON RULE 903 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT.

Forward Looking Statement Disclosure

This Form C and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C or any documents incorporated by reference herein or therein speaks only as of the date of this Form C. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

3

4

ONGOING REPORTING

The Company will file a report electronically with the Securities & Exchange Commission annually and post the first of such annual reports on its website by no later than April 30, 2018.

Once posted, the annual report may be found on the Company’s website at: rommiapp.com

The Company must continue to comply with the ongoing reporting requirements until:

(1) the Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2) the Company has filed at least three annual reports pursuant to Regulation CF;

(3) the Company has filed at least one annual report pursuant to Regulation CF and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;

(4) the Company or another party repurchases all of the Securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5) the Company liquidates or dissolves its business in accordance with state law.

About this Form C

You should rely only on the information contained in this Form C. We have not authorized anyone to provide you with information different from that contained in this Form C. We are offering to sell, and seeking offers to buy the Securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form C is accurate only as of the date of this Form C, regardless of the time of delivery of this Form C or of any sale of Securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

Statements contained herein as to the content of any agreements or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective Purchaser prior to the consummation of the sale of the Securities.

This Form C does not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form C. The Company does not expect to update or otherwise revise this Form C or other materials supplied herewith. The delivery of this Form C at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form C. This Form C is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

SUMMARY

The following summary is qualified in its entirety by more detailed information that may appear elsewhere in this Form C and the Exhibits hereto. Each prospective Purchaser is urged to read this Form C and the Exhibits hereto in their entirety.

Roomi Inc. (the “Company”) is a Delaware corporation, formed on April 17, 2013.

5

The Company is located at 33 Irving Place, New York, NY 10003.

The Company’s website is rommiapp.com.

The information available on or through our website is not a part of this Form C. In making an investment decision with respect to our Securities, you should only consider the information contained in this Form C.

The Business

Roomi is an online marketplace for shared housing. Roomi provides a service whereby users can: post information regarding living accommodations available for occupancy, search for living accommodations and roommates based on personal preferences, communicate with other users through an in-app chat function, and indicate interest in leasing or occupying accommodations.

The Business Plan

Roomi’s business model is based on connecting individuals who are seeking others to occupy available rooms in their current apartment or house (“Listers”) with those seeking accommodations themselves (“Room Seekers”, and together with the Listers, the “Users”).

Roomi provides and maintains a platform for Users to interact and indicate interest in renting or filling a space, essentially reserving or “booking” the room online. When accommodations are booked online through Roomi, Roomi collects a fee of between 1-10% of the first month’s rental amount paid under the booking from the Users.

Additional services, such as background checks, ID verifications, rent payments, and roommate agreements, are available for purchase to those users who book their accommodations online. Additionally, Roomi offers premium services for an additional fee that highlight listings and present them to larger, targeted market. Roomi also has partnerships with landlords/property owners in which it receives a fee from partner landlords every time Roomi helps current tenants in such properties find a roommate that ultimately leads to a lease renewal.

The Offering

Minimum number of Units of SAFE (Simple Agreement for Future Equity) being offered	50,000
Total Units of SAFE (Simple Agreement for Future Equity) outstanding after Offering (if minimum amount reached)	50,000
Maximum amount of Units of SAFE (Simple Agreement for Future Equity)	1,070,000
Total Units of SAFE (Simple Agreement for Future Equity) outstanding after Offering (if maximum amount reached)	1,070,000
Purchase price per Security	$1.00
Minimum investment amount per Purchaser	$50.00
Offering deadline	February 28, 2018
Use of proceeds	See the description of the use of proceeds on page 17 hereof.
Voting Rights	See the description of the voting rights on page 27 hereof.

6

RISK FACTORS

Risks Related to the Company’s Business and Industry

The development and commercialization of our services is highly competitive.

We face competition with respect to any products or services that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved services and thus may be better equipped than us to develop and commercialize service. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

Maintaining, extending and expanding our reputation and brand image are essential to our business success.

We seek to maintain, extend, and expand our brand image through marketing investments, including advertising and user promotions, and product innovation. Increased attention on marketing could adversely affect our brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on our advertising, consumer promotions and marketing, or our response to those restrictions, could limit our efforts to maintain, extend and expand our brand. Moreover, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers’ confidence and reduce long-term demand for our products and services, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. We increasingly rely on social media and online dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands or our products on social or digital media, whether or not valid, could seriously damage our brand and reputation. If we do not maintain, extend, and expand our brand image, then our product sales, financial condition and operating results could be materially and adversely affected.

We rely on various intellectual property rights, including trademarks in order to operate our business.

Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

7

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party’s proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against as could cause our business to be harmed. Our intellectual property portfolio may not be useful in asserting a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement. In certain of our businesses we rely on third party intellectual property licenses and we cannot ensure that these licenses will be available to us in the future on favorable terms or at all.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the unauthorized use of our services and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others’ proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our clients depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

8

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

In general, demand for our products and services is highly correlated with general economic conditions.

Our profitability is derived in part from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the United States may adversely impact our consolidated financial results. Because such declines in demand are difficult to predict, we or the industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in rentals and the prices for our products and services.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

We collect and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products and services, which could adversely affect our business or operating margins, revenues and competitive position.

The Company’s success depends on the experience and skill of the board of directors, its executive officers and key employees.

In particular, the Company is dependent on Ajay Yadav, who is the Chief Executive Officer and founder of the Company. The Company has or intends to enter into employment agreements with Ajay Yadav and other key employees, although there can be no assurance that it will do so or that he or they will continue to be employed by the Company for any particular period of time. The loss of Ajay Yadav or any member of the board of directors or executive officer could harm the Company’s business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

The Company is dependent on Ajay Yadav in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to him in the event of his death or disability. Therefore, if Ajay Yadav dies or becomes disabled, the Company will not receive any compensation to assist with his absence. Such loss could negatively affect the Company and its operations.

The amount of capital the Company is attempting to raise in this offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause a Purchaser to lose all or a portion of its investment.

9

We have not prepared any audited financial statements.

Therefore, you have no audited financial information regarding the Company’s capitalization or assets or liabilities on which to make your investment decision. The financial statements provided in this Offering have been reviewed, but not audited, by an accountant. If you feel the information provided is insufficient, you should not invest in the Company.

We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals; and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare regulations and related statutes, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

New technologies may make our products and services obsolete or unneeded.

New and emerging technological advances may adversely impact or eliminate the demand for our products and services. Such technologies may make individuals less likely to purchase our services. Our success can depend on new product development. The housing industry is ever-changing as new technologies are introduced. Advances in technology or certain changes in consumer behavior driven by these or other technologies and methods of delivery, could have a negative effect on our business. These changes could lower cost barriers for our competitors desiring to enter into, or expand their presence in, the housing industry. Increased competition may adversely affect our business and results of operations.

Fluctuations in the mix of customer demand for our products could impact our financial performance and ability to forecast performance.

Due to fluctuations in customer needs, changes in customer industries, and general economic conditions, customer demand for the range of our services varies from time to time and is not predictable. For example, changes in consumer the New York housing market may impact the listing price of certain rooms, which in turn impacts the fee associated with filling the room. Generally, the profitability of an account depends on the demand for housing and the price of housing. As a result, the profitability of our services varies at any given time. You should not rely on the results of any one period as an indication of our future performance.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past, and could fluctuate in the future. Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or demand in the geographies we serve;

●	our ability to effectively manage our working capital;

●	our ability to satisfy consumer demands in a timely and cost-effective manner;

●	shifts in geographic concentration of customers, supplies and labor pools; and

●	seasonal fluctuations in demand and our revenue.

10

Our ability to sell our products and services is dependent on the quality of our technical support services, and our failure to offer high quality technical support services would have a material adverse effect on our sales and results of operations.

Our end-customers depend on our technical support services to resolve any issues relating to our products. If we do not effectively assist our customers in deploying these products and services, succeed in helping our customers quickly resolve issues, and provide effective ongoing support, our ability to sell additional products and services to existing customers would be adversely affected and our reputation with potential customers could be damaged. As a result, our failure to maintain high quality support services would have an adverse effect on our business and results of operations.

We may be adversely affected by cyclicality, volatility or an extended downturn in the U.S. economy, or in or related to the industries we serve.

Our revenues are generated primarily from servicing customers seeking to fill housing needs. Demand for these services and activities tends to be tied to economic and business cycles. Increases in the unemployment rate, cyclicality or an extended downturn in the economy could cause our revenues to decline. Therefore, our operating results, business and financial condition could be significantly harmed by an extended economic downturn or future downturns, especially in regions or industries where our operations are heavily concentrated. Further, we may face increased pricing pressures during such periods as customers seek to use lower cost or fee services, which may adversely affect our financial condition and results of operations.

We depend on third parties to provide meaningful and available activities for our customers.

Our product serves as a matching tool, pairing room-listers with room-seekers. The success of our products and services is contingent on the availability of room-listers that opt to use our products and services. If we are unable to secure an adequate number of such room-listers in our target markets, the utility and desirability of our products and services might suffer. In addition, should our business partners provide actual or perceived low-quality service, or should there be any instance of crime during a business partner-sponsored activity, we would be at risk of severe reputational harm. While we take reasonable steps to vet our room-listers, there is no guarantee that one or more such incidents might not occur, which would likely result in reputational, financial and operational harm to the Company.

Failure to obtain new clients or partners on favorable terms could adversely affect results of operations.

We may face pricing pressure in obtaining and retaining our partnerships. Our partners may be able to seek margin reductions from us when they renew a contract, when a contract is extended, or when the partner’s business has significant changes. They may also reduce services based on their need to fill space in their buildings. On some occasions, this pricing pressure results in lower revenue from a partner than we had anticipated based on our previous agreement with that partner. This reduction in revenue could result in an adverse effect on our business and results of operations.

Our business and financial condition may be impacted by military actions, global terrorism, natural disasters and political unrest.

Tornadoes, blizzards or other unanticipated catastrophes, could disrupt our operations and negatively impact our business as well as disrupt our partners’ businesses, which may result in a further adverse impact on our business. As a result, significant disruptions caused by such events could materially and adversely affect our business and financial condition.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our users depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

11

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

Like others in our industry, we continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

If we do not respond to technological changes or upgrade our websites and technology systems, our growth prospects and results of operations could be adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our websites and technology infrastructure. As a result, we will need to continue to improve and expand our hosting and network infrastructure and related software capabilities. These improvements may require greater levels of spending than we have experienced in the past. Without such improvements, our operations might suffer from unanticipated system disruptions, slow application performance or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain customers and contributors. Furthermore, in order to continue to attract and retain new customers, we are likely to incur expenses in connection with continuously updating and improving our user interface and experience. We may face significant delays in introducing new services, products and enhancements. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing websites and our proprietary technology and systems may become obsolete or less competitive, and our business may be harmed. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational and technical resources, with no assurance that our business will improve.

12

Risks Related to the Securities

The Units of SAFE (Simple Agreement for Future Equity) will not be freely tradable until one year from the initial purchase date. Although the Units of SAFE (Simple Agreement for Future Equity) may be tradable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the Units of SAFE (Simple Agreement for Future Equity). Because the Units of SAFE (Simple Agreement for Future Equity) have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Units of SAFE (Simple Agreement for Future Equity) have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation D. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Units of SAFE (Simple Agreement for Future Equity) may also adversely affect the price that you might be able to obtain for the Units of SAFE (Simple Agreement for Future Equity) in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Purchasers in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective Purchasers must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

The Company has the right to extend the Offering deadline.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

Purchasers will not become equity holders until the Company decides to convert the Securities into CF Shadow Securities or until an IPO or sale of the Company.

Purchasers will not have an ownership claim to the Company or to any of its assets or revenues for an indefinite amount of time, and depending on when and how the Securities are converted, the Purchasers may never become equity holders of the Company. Purchasers will not become equity holders of the Company unless the Company receives a future round of financing great enough to trigger a conversion and the Company elects to convert the Securities. The Company is under no obligation to convert the Securities into CF Shadow Securities (the type of equity Securities Purchasers are entitled to receive upon such conversion). In certain instances, such as a sale of the Company, an IPO or a dissolution or bankruptcy, the Purchasers may only have a right to receive cash, to the extent available, rather than equity in the Company.

Purchasers will not have voting rights, even upon conversion of the Securities into CF Shadow Securities.

Purchasers will not have the right to vote upon matters of the Company even if and when their Securities are converted into CF Shadow Securities. Upon such conversion, CF Shadow Securities will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities were converted. For example, if the Securities are converted upon a round offering Series B Preferred Shares, the Series B-CF Shadow Security holders will be required to vote the same way as a majority of the Series B Preferred Shareholders vote. Thus, Purchasers will never be able to freely vote upon any director or other matters of the Company.

13

Purchasers will not be entitled to any inspection or information rights other than those required by Regulation CF.

Purchasers will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by Regulation CF. Other security holders may have such rights. Regulation CF requires only the provision of an annual report on Form C and no additional information. This lack of information could put Purchasers at a disadvantage in general and with respect to other security holders.

In a dissolution or bankruptcy of the Company, Purchasers will be treated the same as common equity holders.

In a dissolution or bankruptcy of the Company, Purchasers of Securities which have not been converted will be entitled to distributions as if they were common stock holders. This means that such Purchasers will be at the lowest level of priority and will only receive distributions once all creditors as well as holders of more senior securities, including any preferred stock holders, have been paid in full. If the Securities have been converted into CF Shadow Securities, the Purchasers will have the same rights and preferences (other than the ability to vote) as the holders of the Securities issued in the equity financing upon which the Securities were converted.

Purchasers will be unable to declare the Security in “default” and demand repayment.

Unlike convertible notes and some other securities, the Securities do not have any “default” provisions upon which the Purchasers will be able to demand repayment of their investment. The Company has ultimate discretion as to whether or not to convert the Securities upon a future equity financing and Purchasers have no right to demand such conversion. Only in limited circumstances, such as a liquidity event, may the Purchasers demand payment and even then, such payments will be limited to the amount of cash available to the Company.

The Company may never elect to convert the Securities or undergo a liquidity event.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company’s assets or profits and have no voting rights or ability to direct the Company or its actions.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company’s current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other things, the Risk Factors discussed above.

THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS FORM C AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

BUSINESS

Description of the Business

Roomi provides an online marketplace for shared housing. The Company offers a service online and through a mobile application whereby users can post information regarding living accommodations available for occupancy, search for living accommodations and roommates based on personal preferences, communicate with other users through an in-app chat function, and indicate interest in leasing or occupying accommodations.

14

Business Plan

The traditional market for shared housing (specifically rental units) is ill-suited for servicing the millennial generation, which increasingly requires flexibility and affordability in housing. Over 32 million people in the United States live with roommates, a number that has grown consistently over the past 30 years. Roomi is designed to address issues commonly faced by participants in the market for shared housing, including rigid lease terms mandated by landlords, rising rents in major U.S. cities and safety concerns.

Roomi’s business model is based on connecting individuals who are seeking others to occupy available rooms in their current apartment or house (“Listers”) with those seeking accommodations themselves (“Room Seekers”, and together with the Listers, the “Users”).

Roomi provides and maintains a platform for Users to interact and indicate interest in renting or filling a space, essentially reserving or “booking” the room online. When accommodations are booked online through Roomi, Roomi collects a fee of between 1-10% of the first month’s rental amount paid under the booking from the Users.

Additional services, such as background checks, ID verifications, rent payments, and roommate agreements, are available for purchase to those users who book their accommodations online. Additionally, Roomi offers premium services for an additional fee that highlight listings and present them to larger, targeted market. Roomi also has partnerships with landlords/property owners in which it receives a fee of approximately $250 - $1,000 from partner landlords every time Roomi helps current tenants in such properties find a roommate that ultimately leads to a lease renewal.

The Company’s revenues are derived from online bookings, rent payments, premium services and partnerships. Roomi seeks to expand its revenue by continuing to focus on the following factors that have driven the growth of the business to date:

●	Organic Growth: 50% of registered users find the Company through means other than the Company’s marketing expenditures (including referrals, word of mouth and internet searches) and 75% of the Company’s web traffic is unpaid.

●	Targeted Acquisition: Roomi’s cost per user as of July 2017 is under $4 through the use of targeted online advertising channels. The Company recently launched a New York City Subway marketing campaign, following which listings have increased threefold.

Roomi seeks to differentiate itself from the commonly used lead generation model of apartment listings by focusing on peer-to-peer (“P2P”) marketplace initiatives, emphasizing the people a user would be living with as much as the physical space they would be occupying. By leveraging our over 850,000 users we aim to efficiently match people together and place them into the right rental unit. Additionally, many of the major players in apartment rentals aggregate listings from the local multiple listing service (“MLS”), whereas we develop direct partnerships with landlords, thereby increasing the quality of the listings and accuracy of availability. While there are a handful of companies like Craigslist that also have P2P marketplaces (either as a core of their business or constituting a significant portion of their traffic), user feedback suggests that safety is a major concern. To help ensure a safe and productive experience for our users, we have a strict approval process for listings on our platform (employing utility bill verification in many cases) and we incorporate identity verifications, background checks, social media profile checks, and limited sharing of contact information.

History of the Business

Roomi was founded by Ajay Yadav. The Company was incorporated in Delaware on April 17, 2013 but its products and services remained in beta mode until June of 2015 when the Roomi iOS app officially launched.

The Company’s Products and/or Services

Product / Service	Description	Current Market
roomiapp.com and related mobile application	Online marketplace for shared housing	Rental housing market in U.S. and Canada

By the end of 2017, we hope to release an updated version of our platform services, which will include more flexible payment options.

15

Competition

The business we operate in is intensely competitive. The Company’s primary competitors are Craigslist and roommates.com. In addition to these competitors, there are a large number of other sites for apartment rentals. Any of our competitors may attempt to develop, or may be currently developing, robust P2P marketplaces for shared housing that could directly compete with our platform and reduce or limit our market share opportunities. Many of our current and potential competitors have greater resources and greater brand recognition that may help them compete with us.

Supply Chain and Customer Base

Recruiting the top talent in terms of product and engineering is the lifeblood of Roomi. We have employees that have past work experience with established tech companies and with rapidly growing startups.

Our customer base is comprised of:

-	850,000 registered users
-	230,000 listings
-	Of users acquired in 2016:

●	75% are between ages 18-34
●	Median age is 26
●	Top Facebook like: Buzzfeed
●	54% Female

-	Average intended stay: 4.3 months
-	Listers who listed multiple times: +2,000

Intellectual Property and Research and Development

Trademarks

Application or Registration#	Goods / Services	Mark	File Date	Registration Date	Country
4715908	Computer software for providing a directory and database of available housing	ROOMI	August 23, 2014	April 7, 2015	US
1273194	Software	room.me	July 14, 2015	April 9, 2015	Germany
4860947	Software	The Room Ring	November 24, 2015	March 30, 2015	US

A list of domain names is available upon request.

Real Property

The Company currently leases and intends to own or lease the following real property in the future:

Property Address	Own or Lease	Description
33 Irving Place, New York, NY 10003 5th Floor	Lease	Office space

16

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by laws and regulations of U.S. federal, state and local governmental authorities, as well as to the laws and regulations of international countries and bodies. These laws and regulations are subject to change.

Litigation

On May 25, 2017, Roomi received a cease and desist letter from Viacom regarding a limited run ad campaign. Our legal counsel responded with a letter and no further action has been required at this time.

Other

The Company’s principal address is 33 Irving Place, New York, NY 10003

The Company conducts business in New York, California, Georgia, Texas, Maryland, Washington DC, Massachusetts, Illinois, Colorado, Nevada, Florida, Pennsylvania, Oregon, Washington, Canada, and India.

The Company has the following subsidiaries:

Name	Entity Type	Location of Formation	Date of Formation	% Owned by Company
India Labs Pvt Ltd.	Limited Partnership	Delhi, India	October 3, 2016	99.99%

Because this Form C focuses primarily on information concerning the Company rather than the industry in which the Company operates, potential Purchasers may wish to conduct their own separate investigation of the Company’s industry to obtain greater insight in assessing the Company’s prospects.

USE OF PROCEEDS

The following table lists the use of proceeds of the Offering if the Minimum Amount and Maximum Amount are raised.

Use of Proceeds	% of Minimum Proceeds Raised	Amount if Minimum Raised	% of Maximum Proceeds Raised	Amount if Maximum Raised
Intermediary Fees	10.00%	$5,000	5.00%	$53,500
Campaign marketing expenses or related reimbursement	4.00%	$2,000	0.19%	$2,000
Estimated Attorney Fees	10.00%	$5,000	0.47%	$5,000
Estimated Accountant/Auditor Fees	2.00%	$1,000	0.09%	$1,000
General Marketing	10.00%	$5,000	14.02%	$150,000
Research and Development	50.00%	$25,000	46.73%	$500,000
Manufacturing	0.00%	$0	0.00%	$0
Equipment Purchases	4.00%	$2,000	0.93%	$10,000
Purchase of Real Property	0.00%	$0	0.00%	$0
Future Wages	10.00%	$5,000	18.69%	$200,000
Accrued Wages	0.00%	$0	0.00%	$0
Accrued expenses of managers, officers, directors or employees	0.00%	$0	0.00%	$0
Repayment of Debt	0.00%	$0	0.00%	$0
Repayment of obligations in arrears	0.00%	$0	0.00%	$0
General Working Capital	0.00%	$0	13.88%	$148,500
Total	100.00%	$50,000	100.00%	$1,070,000

The Company has the ability to alter the use of proceeds as set forth above in the discretion of the Company’s management.

17

DIRECTORS, OFFICERS AND EMPLOYEES

Directors

The directors or managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

Name

Ajay Yadav

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Director and Chief Executive Officer (April 2013 – present)

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Responsible for strategy, fundraising, product, business development, hiring, public speaking and all operational matters.

Education

Mr. Yadav attended classes at the New York Institute of Technology but never completed his degree.

Name

Kevin Quinn

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Advisory Director, Board Member (April 2017 - present)

18

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Advisory Director, Board Member, Roomi (April 2017 - present)

Representative of the stockholders on corporate management policies and major company decisions.

Partner, Genki Advisory LLC (January 2013 – present). Investing and advising in portfolio companies.

Partner, Co-Head of Global Technology Banking, Goldman, Sachs & Co.

1991 to 2000: Mergers and Acquisitions generalist.

2000 to 2006: Technology banker with focus on global electronics industry.

2006 to 2010: Head of Japan investment banking effort.

2010 to 2012: Chief Operating Officer of Global TMT business, Co-head of Global Technology Banking.

Education

Columbia University, BA in Economics (1986)

Columbia Business School, MBA in Finance (1991)

Name

Brian Epp

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Board Member (April, 2017 - present)

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Board Member, Roomi (April, 2017 - present)

Representative of the stockholders on corporate management policies and major company decisions.

Head of Direct Investments, Atami Capital. Investing in brand- and tech-differentiated portfolio companies.

Managing Director, IB: Head of Private Client Advisory, UK and the Nordics, J.P. Morgan (London)

Serves on the Board of Laundrapp (Laundrapp.com) and an Observer member of the Board of Simba (simbasleep.com). Representative of the stockholders on corporate management policies and major company decisions.

Education

University of Regina, Bachelor of Administration (1989)

London Business School, Corporate Finance Diploma (1991)

International Development Institute, Executive Management and Development Program (1994)

Officers

The officers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

Name

David Segura

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Head of Partnerships & Revenue (January 2017 - present), Chief Strategy Officer (April 2017 - present)

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Responsible for partnerships, business development, revenue, strategy and hiring.

Education

University of Chicago, BA Political Science (2005)

Name

Ajay Yadav

19

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Founder & Chief Executive Officer (April 2013 – present)

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Responsible for strategy, fundraising, product, business development, hiring, public speaking and all operational matters.

Education

New York Institute of Technology

Name

Alex Larsen

All positions and offices held with the Company and date such position(s) was held with start and ending dates

Chief Operating Officer (October 27, 2014 - present)

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates

Responsible for operations and processes, recruiting talent, hiring, human resources, strategy, budgeting and growth.

Education

Miami University, BS Engineering (2007)

Pepperdine University, MBA (2009)

Control/Major Decisions

The table below sets forth who can make the following major decisions with respect to the Company on behalf of the Company:

Decision	Person/Entity
Issuance of additional Securities	Board of Directors
Incurrence of indebtedness	Board of Directors
Sale of property, interests or assets of the Company	Board of Directors
Determination of the budget	Board of Directors
Determination of business strategy	Board of Directors
Dissolution or liquidation of the Company	Board of Directors

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

20

Employees

The Company currently has 30 employees spread across New York, California, Texas, Maryland and Georgia.

CAPITALIZATION AND OWNERSHIP

Capitalization

The Company has issued the following outstanding securities:

Type of Security	Series A Preferred Stock
Amount Outstanding	5,810,149
Voting Rights	Each holder of record of Series A Preferred Stock is entitled to one vote in person or by proxy for each share of such stock convertible into Common Stock.
Anti-Dilution Rights	The conversion rate of the Series A Preferred Stock is subject to adjustment pursuant to a standard, broad-based, weighted average anti-dilution adjustment formula, subject to customary exceptions, as set forth in the Company’s current Certificate of Incorporation. The conversion price will also be subject to proportional adjustments for stock splits, stock dividends, recapitalizations, etc.

How this security may limit, dilute or qualify the Securities being offered

For so long as 1,672,520 shares of Series A Preferred Stock remain outstanding, the holders of Series A Preferred Stock, exclusively and as a separate class, have certain special voting rights, such as the right to appoint one member of the Board of Directors.

In addition, as long as 2,208,766 shares of Preferred Stock are outstanding, the following must be approved by the holders of a majority of the shares of Preferred Stock then outstanding, voting together as a single class and not as a separate series, and on an as-converted basis: consummation of a liquidation event or effect any other merger or consolidation; amend, alter or repeal any provision of the Bylaws or Certificate of Incorporation; increase or decrease the total number of authorized shares of Common Stock or Preferred Stock; authorize or issue any equity security having preference; redeem, purchase or otherwise acquire any shares other than repurchases pursuant to repurchase options; create, authorize or issue any debt security above $500,000 of indebtedness in the aggregate; change the authorized number of directors; pay or declare dividends; grant an exclusive, irrevocable license of the Company’s intellectual property; obtain, through purchase, merger or transfer, the Company’s securities in excess of $1,000,000.

Percentage ownership of the Company by holders of Series A Preferred Stock (assuming conversion of all convertible securities prior to the Offering)	27.71%

21

Type of Security	Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock (collectively, the “Series Seed Preferred Stock”)
Amount Outstanding	7,362,548
Voting Rights	Each holder of record of Series Seed Preferred Stock is entitled to one vote in person or by proxy for each share of such stock convertible into Common Stock.
Anti-Dilution Rights	The conversion rate of the Series Seed Preferred Stock is subject to adjustment pursuant to a standard, broad-based, weighted average anti-dilution adjustment formula, subject to customary exceptions, as set forth in the Company’s current Certificate of Incorporation. The conversion price will also be subject to proportional adjustments for stock splits, stock dividends, recapitalizations, etc.
How this security may limit, dilute or qualify the Securities being offered	As long as 2,208,766 shares of Preferred Stock are outstanding, the following must be approved by the holders of a majority of the Preferred Stock outstanding, voting together as a single class and not as a separate series, and on an as-converted basis: consummation of a liquidation event or effect any other merger or consolidation; amend, alter or repeal any provision of the Bylaws or Certificate of Incorporation; increase or decrease the total number of authorized shares of Common Stock or Preferred Stock; authorize or issue any equity security having preference; redeem, purchase or otherwise acquire any shares other than repurchases pursuant to repurchase options; create, authorize or issue any debt security above $500,000 of indebtedness in the aggregate; change the authorized number of directors; pay or declare dividends; grant an exclusive, irrevocable license of the Company’s intellectual property; obtain, through purchase, merger or transfer, the Company’s securities in excess of $1,000,000.
Percentage ownership of the Company by holders of Series Seed Preferred Stock (assuming conversion of all convertible securities prior to the Offering)	35.12%

Type of Security	Common Stock
Amount Outstanding	7,044,596
Voting Rights	Each holder of record of Common Stock is entitled to one vote in person or by proxy for each share of such stock.
Anti-Dilution Rights	None
How this security may limit, dilute or qualify the Securities being offered	The holders of Common Stock, exclusively as a separate class, have certain special voting rights, such as the right to appoint three members of the Board of Directors.
Percentage ownership of the Company by holders of Common Stock (assuming conversion of all convertible securities prior to the Offering)	33.60%

Type of Security	Stock Options
Amount Outstanding	749,383 outstanding, 2,876,037 authorized
Voting Rights	Each option is convertible into shares of Common Stock. Upon conversion of their options, the holders shall have one vote for each share of stock held by such stockholders.
Anti-Dilution Rights	None
How this security may limit, dilute or qualify the Securities being offered

The Board of Directors and the stockholders can authorize and issue additional options at a later date.

The availability of any Common Stock convertible from such options and its potential future issuance may be dilutive and could adversely affect the value of the Securities issued pursuant to Regulation CF or in the case of a foreign issuer, pursuant to Rule 903 of Regulation S promulgated under the Securities Act.

Percentage ownership of the Company by holders of Stock Options (assuming no conversion of other securities)	3.57%

22

Except as described elsewhere in this Form C, the Company does not have any debt currently outstanding.

The Company has conducted the following prior securities offerings in the past three years:

Security Type	Number Sold	Money Raised	Use of Proceeds	Offering Date	Exemption from Registration Used or Public Offering
Series A Preferred Stock	5,810,149	~$10,425,000	Existing operations, working capital requirements and other general corporate purposes.	April 4, 2017	Section 4(a)(2)
Series Seed Preferred Stock	7,362,548	~$6,000,000	Existing operations, working capital requirements and other general corporate purposes.	February 4, 2016	Reg D - 506
Stock Options	749,383	None	None	February 13, 2015	Rule 701

Valuation

The valuation of the Company is not pertinent to the sale of the Securities. Rather, the ownership percentage of the Company that the SAFE units potentially represent will be determined at a later date upon conversion of the SAFEs pursuant to the terms thereof.

Ownership

The largest shareholder is Ajay Yadav, the Founder & CEO. Several individuals, including the Company’s current employees, hold options to purchase the Company’s common stock.

Listed below are the beneficial owners of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, along with the amount they own.

Name	Percentage Owned Prior to Offering
Ajay Yadav	32.25%

23

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C and attached hereto in addition to the following information. In particular, the Company’s financial statements, which are unaudited and attached hereto as Exhibit A, are an important part of this Form C and should be reviewed in their entirety.

Operations

____________________

The Company’s 2015 and 2016 revenues were derived mostly from product tests conducted on a small sample size. Moving forward, the Company expects revenues to increase in future periods.

In 2017 and 2018 we have placed and will continue to place a high importance on growth and expansion over profitability. As a leader in the New York City shared housing market, our goal is to increase brand awareness on a national level and prepare for international expansion as well. Over the next 12 months, the Company hopes to double the number of registered users to 2,000,000 as well as achieve $1,000,000 in quarterly revenue.

The Company currently requires $300,000 - $400,000 per month to sustain operations.

Liquidity and Capital Resources

The proceeds of the Offering are not necessary to the operations of the Company in the short term. The Offering will significantly improve our ability to recruit top talent and raise awareness of Roomi on a national level.

The Company requires additional financing in excess of the proceeds from the Offering in order to sustain operations after December, 2018. The Company has currently closed approximately $10,425,000 out of an expected $10,000,000 - $12,000,000 of its Series A Preferred Stock round.

Capital Expenditures and Other Obligations

The Company has not made any material capital expenditures in the past two years.

The Company does not intend to make any material capital expenditures in the foreseeable future.

Material Changes and Other Information

Trends and Uncertainties

After reviewing the above discussion of the steps the Company intends to take, potential Purchasers should consider whether achievement of each step within the estimated time frame is realistic in their judgment. Potential Purchasers should also assess the consequences to the Company of any delays in taking these steps and whether the Company will need additional financing to accomplish them.

The financial statements are an important part of this Form C and should be reviewed in their entirety. The financial statements of the Company are attached hereto as Exhibit A.

THE OFFERING AND THE SECURITIES

The Offering

The Company is offering up to 1,070,000 Units of SAFE (Simple Agreement for Future Equity) for up to $1,070,000.00. The Company is attempting to raise a minimum amount of $50,000.00 in this Offering (the “Minimum Amount”). The Company must receive commitments from Purchasers in an amount totaling the Minimum Amount by February 28, 2018 (the “Offering Deadline”) in order to receive any funds. If the sum of the investment commitments does not equal or exceed the Minimum Amount by the Offering Deadline, no Securities will be sold in the Offering, investment commitments will be cancelled and committed funds will be returned to potential Purchasers without interest or deductions. The Company has the right to extend the Offering Deadline at its discretion. The Company will accept investments in excess of the Minimum Amount up to $1,070,000.00 (the “Maximum Amount”) and the additional Securities will be allocated on a first-come, first-served basis.

24

The price of the Securities does not necessarily bear any relationship to the Company’s asset value, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Securities.

The Offering is being made through OpenDeal Inc., dba Republic (the “Intermediary”). In order to purchase the Securities you must make a commitment to purchase by completing the Subscription Agreement. Purchaser funds will be held in escrow with Prime Trust, LLC until the earlier of the close of the Offering or the cancellation of the Purchaser’s investment commitment. Purchasers may cancel an investment commitment until 48 hours prior to the Offering Deadline or the Closing, whichever comes first, using the cancellation mechanism provided by the Intermediary. The Company will notify Purchasers when the Minimum Amount has been reached. If the Company reaches the Minimum Amount prior to the Offering Deadline, it may close the Offering after five (5) days from reaching the Minimum Amount and providing notice to the Purchasers. If any material change (other than reaching the Minimum Amount) occurs related to the Offering prior to the Offering Deadline, the Company will provide notice to Purchasers and request reconfirmations from Purchasers who have already made commitments. If a Purchaser does not reconfirm his or her investment commitment after a material change is made to the terms of the Offering, the Purchaser’s investment commitment will be cancelled and the committed funds will be returned without interest or deductions. If a Purchaser does not cancel an investment commitment before the Minimum Amount is reached, the funds will be released to the Company upon closing of the Offering and the Purchaser will receive the Securities in exchange for his or her investment. Any Purchaser funds received after the initial closing will be released to the Company upon a subsequent closing and the Purchaser will receive Securities via Electronic Certificate/PDF in exchange for his or her investment as soon as practicable thereafter.

Subscription Agreements are not binding on the Company until accepted by the Company, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any subscription. If the Company rejects all or a portion of any subscription, the applicable prospective Purchaser’s funds will be returned without interest or deduction.

The price of the Securities has been arbitrarily set at $1.00 per unit of SAFE. The minimum amount that a Purchaser may invest in the Offering is $50.00.

The following two fields below set forth the compensation being paid in connection with the Offering:

Commission/Fees

5.0% of the amount raised.

Stock, Warrants and Other Compensation

A commission equivalent to 2% of the Securities being issued in this Offering.

Transfer Agent and Registrar

The transfer agent and registrar for the units of SAFE issued in the Offering is FundAmerica, LLC.

The Securities

We request that you please review the SAFE instrument in conjunction with the following summary information.

Authorized Capitalization

At the initial closing of this Offering (if the minimum amount is sold), our authorized capital stock will consist of (i) 27,345,000 shares of Common Stock, and (ii) 14,052,632 shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”), of which (A) 3,599,414 shares have been designated Series Seed Preferred Stock (the “Series Seed Preferred Stock”), (B) 2,216,742 shares have been designated Series Seed-1 Preferred Stock (the “Series Seed-1 Preferred Stock”), (C) 1,546,396 shares have been designated Series Seed-2 Preferred Stock (the “Series Seed-2 Preferred Stock”), and (D) 6,690,080 shares have been designated Series A Preferred Stock (the “Series A Preferred Stock”).

Not Currently Equity Interests

The Securities are not currently equity interests in the Company and can be thought of as the right to receive equity at some point in the future upon the occurrence of certain events.

25

Dividends

The Securities do not entitle the Purchasers to any dividends.

Conversion

Upon each future equity financing (an “Equity Financing”), the Securities are convertible at the option of the Company, into CF Shadow Series Securities, which are securities identical to those issued in such future Equity Financing except 1) they do not have the right to vote on any matters except as required by law, 2) they must vote in accordance with the majority of the Purchasers in such future Equity Financing with respect to any such required vote and 3) they are not entitled to any inspection or information rights (other than those contemplated by Regulation CF). The Company has no obligation to convert the Securities in any future financing.

Conversion upon the First Equity Financing

If the Company elects to convert the Securities upon the first Equity Financing following the issuance of the Securities, the Purchaser will receive the number of CF Shadow Series securities equal to the greater of the quotient obtained by dividing the amount the Purchaser paid for the Securities (the “Purchase Amount”) by:

(a) the quotient of $55,000,000 divided by the aggregate number of issued and outstanding shares of capital stock, assuming full conversion or exercise of all convertible and exercisable securities then outstanding, including shares of convertible preferred stock and all outstanding vested or unvested options or warrants to purchase capital stock, but excluding (i) the issuance of all shares of capital stock reserved and available for future issuance under any of the Company’s existing equity incentive plans, (ii) convertible promissory notes issued by the Company, (iii) any Simple Agreements for Future Equity, including the Securities (collectively, “SAFEs”), and (iv) any equity securities that are issuable upon conversion of any outstanding convertible promissory notes or SAFEs,

OR

(b) the lowest price per share of the securities sold in such Equity Financing multiplied by 80%.

The price (either (a) or (b)) determined immediately above shall be deemed the “First Financing Price” and may be used to establish the conversion price of the Securities at a later date, even if the Company does not choose to convert the Securities upon the first Equity Financing following the issuance of the Securities.

Conversion After the First Equity Financing

If the Company elects to convert the Securities upon an Equity Financing after the first Equity Financing following the issuance of the Securities, the Purchaser will receive the number of CF Shadow Series securities equal to the quotient obtained by dividing (a) the Purchase Amount by (b) the First Financing Price.

Conversion Upon a Liquidity Event Prior to an Equity Financing

In the case of an initial public offering of the Company (“IPO”) or a Change of Control (see below) (either of those events, a “Liquidity Event”) of the Company prior to any Equity Financing, the Purchaser will receive, at the option of the Purchaser, either (i) a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) a number of shares of common stock of the Company equal to the Purchase Amount divided by the quotient of (a) $55,000,000 divided by (b) the number, as of immediately prior to the Liquidity Event, of shares of the Company’s capital stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (1) shares of common stock reserved and available for future grant under any equity incentive or similar plan; (2) any SAFEs; and (3) convertible promissory notes.

In connection with a cash payment described in the preceding paragraph, the Purchase Amount will be due and payable by the Company to the Purchaser immediately prior to, or concurrent with, the consummation of the Liquidity Event. If there are not enough funds to pay the Purchasers and holders of other SAFEs (collectively, the “Cash-Out Purchasers”) in full, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Purchasers in proportion to their Purchase Amounts.

“Change of Control” as used above and throughout this section, means (i) a transaction or transactions in which any person or group becomes the beneficial owner of more than 50% of the outstanding voting securities entitled to elect the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, in which the outstanding voting security holders of the Company fail to retain at least a majority of such voting securities following such transaction(s) or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

26

Conversion Upon a Liquidity Event Following an Equity Financing

In the case of a Liquidity Event following any Equity Financing, the Purchaser will receive, at the option of the Purchaser, either (i) a cash payment equal to the Purchase Amount (as described above) or (ii) a number of shares of the most recently issued preferred stock equal to the Purchase Amount divided by the First Financing Price. Shares of preferred stock granted in connection therewith shall have the same liquidation rights and preferences as the shares of preferred stock issued in connection with the Company’s most recent Equity Financing.

Dissolution

If there is a Dissolution Event (see below) before the Securities terminate, the Company will distribute, subject to the preferences applicable to any series of preferred stock then outstanding, all of its assets legally available for distribution with equal priority among the Purchasers, all holders of other SAFEs (on an as-converted basis based on a valuation of common stock as determined in good faith by the Company’s board of directors at the time of the Dissolution Event) and all holders of common stock.

A “Dissolution Event” means (i) a voluntary termination of operations by the Company, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

Termination

The Securities terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with the Securities) upon the earlier to occur of: (i) the issuance of shares in the CF Shadow Series to the Purchaser pursuant to the conversion provisions; or (ii) the payment, or setting aside for payment, of amounts due to the Purchaser pursuant to a Liquidity Event or a Dissolution Event.

Voting and Control

The Securities have no voting rights at present or when converted.

The following table sets forth who has the authority to make the certain Company appointments:

Appointment of the Managers or Board of Directors of the Company	Shareholders, in accordance with the Company’s Certificate of Incorporation and the transaction agreements relating to the Company’s Series A and Series Seed Preferred Stock offerings.
Appointment of the Officers of the Company	Board of Directors

The Company has in place an Amended and Restated Investors’ Rights Agreement and an Amended and Restated Right of First Refusal and Co-Sale Agreement, each entered into as a part of the Company’s Series A Preferred Stock offering.

Anti-Dilution Rights

The Securities do not have anti-dilution rights, which means that future equity financings will dilute the ownership percentage that the Purchaser may eventually have in the Company.

Restrictions on Transfer

The Securities being offered may not be transferred by any Purchaser of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities are transferred: 1) to the Company, 2) to an accredited Purchaser, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act, 3) as part of an IPO or 4) to a member of the family of the Purchaser or the equivalent, to a trust controlled by the Purchaser, to a trust created for the benefit of a member of the family of the Purchaser or the equivalent, or in connection with the death or divorce of the Purchaser or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother, father, daughter, son, sister-in-law, brother-in-law, and includes adoptive relationships. Remember that although you may legally be able to transfer the Securities, you may not be able to find another party willing to purchase them.

27

In addition to the foregoing restrictions, prior to making any transfer of the Securities or any securities into which they are convertible, such transferring Purchaser must either make such transfer pursuant to an effective registration statement filed with the SEC or provide the Company with an opinion of counsel stating that a registration statement is not necessary to effect such transfer.

In addition, the Purchaser may not transfer the Securities or any securities into which they are convertible to any of the Company’s competitors, as determined by the Company in good faith.

Furthermore, upon the event of an IPO, the capital stock into which the Securities are converted will be subject to a lock-up period and may not be sold for up to 180 days following such IPO.

Other Material Terms

●	The Company does not have the right to repurchase the Securities.
●	The Securities do not have a stated return or liquidation preference.
●	The Company cannot determine if it currently has enough capital stock authorized to issue upon the conversion of the Securities, because the amount of capital stock to be issued is based on the occurrence of future events.

TAX MATTERS

EACH PROSPECTIVE PURCHASER SHOULD CONSULT WITH HIS OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE PURCHASER OF THE PURCHASE, OWNERSHIP AND SALE OF THE PURCHASER’S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.

TO ENSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS FORM C CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential Purchasers who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence. Furthermore, it should be anticipated that distributions from the Company to such foreign purchasers may be subject to UNITED STATES withholding tax.

EACH POTENTIAL PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

Related Person Transactions

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of 10% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons.

The Company has not conducted, and is not currently conducting, any material transactions with related persons.

Conflicts of Interest

The Company has not engaged in, and is not currently engaged in or contemplating, any transactions or relationships that would give rise to a conflict of interest with the Company, its operations and its security holders.

OTHER INFORMATION

The transcript of a video posted on the Intermediary’s website is attached hereto as Exhibit C.

Bad Actor Disclosure

None

28

SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/Ajay Yadav
(Signature)

Ajay Yadav
(Name)

Founder & CEO
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C has been signed by the following persons in the capacities and on the dates indicated.

/s/Ajay Yadav
(Signature)

Ajay Yadav
(Name)

Founder & CEO
(Title)

October 26, 2017
(Date)

Instructions.

1. The form shall be signed by the issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions.

2. The name of each person signing the form shall be typed or printed beneath the signature.

Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

29

EXHIBITS

Exhibit A Video Transcript

Exhibit B Financial Statements

Exhibit C Offering Page

30

EXHIBIT A

Video Transcript

Let's talk. Thanks to rising cost of rent, falling incomes, and never ending school loan payments, finding a place to live that doesn't force you to eat Ramen every day is kind of a *whole thing* right now. Roomi is here to make it a whole new thing. This is Annabelle. She is career oriented and not quite ready for marriage and kids yet. Recently, Annabelle got an exciting job offer in a new city. So, she needed a room that fit her month to month lifestyle. But she needed something affordable, flexible and that would be overall a good experience.

This is Zoey, her old roommate got into grad school and moved out. And she needed to find someone to help carry the rent. Annabelle was done with traditional leases. While Zoe was experimenting with a site that treats your house like a hotel, Annabelle was trying an online list by a guy named Craig. These are both great services, but not for finding a roommate.

They needed something that wouldn't break the bank, worked with their lifestyle, and felt like home. That's when they found Roomi. *Record Skip Sound Effect*

Nope, they didn't find each other yet. First they needed to make that sure they were a great fit! Finding the right roommate should factor in stuff that's important to you. Like amenities, house rules, and even interests.

Annabelle needed a place with a large closet, wifi, and that was already furnished. That's when Annabelle found Zoey's room. A great place to stay shouldn't be a *whole thing*. Find a room that fits, with roommates who get you. Roomi.

EXHIBIT B

Financial Statements

Roomi Inc.

(a Delaware corporation)

Reviewed (Unaudited) Financial Statements

For Years ending December 31, 2016 and 2015

Prepared by:

IndigoSpire

IndigoSpire CPA Group, LLC
13918 East Mississippi Ave., Suite 68845
Aurora, CO 80012

FS-2

Financial Statements

Roomi Inc.

Table of Contents

Independent Accountant's Review Report	FS-3
Financial Statements and Supplementary Notes	
Balance Sheet as of December 31, 2016 and December 31, 2015	FS-5
Income Statement for the years ending December 31, 2016 and 2015	FS-6
Statement of Changes in Shareholders' Equity for the years ending December 31, 2016 and 2015	FS-7
Statement of Cash Flows for the years ending December 31, 2016 and 2015	FS-8
Notes and Additional Disclosures to the Financial Statements as of December 31, 2016 and December 31, 2015 and for the years ending December 31, 2016 and 2015	FS-9

FS-3

IndigoSpire
CPAs & ADVISORS

INDEPENDENT ACCOUNTANT'S REVIEW REPORT

September 14, 2017

To: Board of Directors of Roomi Inc.

Re: 2016 and 2015 Financial Statement Review
Roomi Inc.
33 Irving Place
New York, NY 10003

We have reviewed the accompanying financial statements of Roomi Inc. (the "Company"), which comprise the balance sheet as of December 31, 2016 and December 31, 2015, and the related statements of income and cash flows for the years then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management. A review is substantially limited in scope compared to an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant's Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

FS-4

Accountant's Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC
Aurora, Colorado

FS-5

Roomi Inc.

Balance Sheet (unaudited)

As of December 31, 2016 and December 31, 2015

See Accountant's' Review Report and Notes to the Financial Statements

ASSETS

		2016	2015
ASSETS			
Current Assets			
	Cash & Cash Equivalents	1,036,406	709,774
	Other Receivables	4,989	4,074
	Deposits	85,550	
	Total Current Assets	1,126,966	713,848
Non-current Assets			
	Property, Plant & Equipment, net	47,254	5,738
	Intangible Assets, net	1,266,965	248,975
TOTAL ASSETS		**2,441,164**	**968,561**

LIABILITIES AND STOCKHOLDERS' EQUITY

		2016	2015
LIABILITIES			
Current Liabilities			
	Accounts Payable	28,631	3,860
	Other Current Liabilities	23,799	0
	Total Current Liabilities	52,431	3,860
Non-current Liabilities			
	Convertible Notes	0	1,949,845
TOTAL LIABILITIES		**52,431**	**1,953,705**
STOCKHOLDERS EQUITY			
	Common Stock	100	100
	Additional Paid-In Capital	16,251	16,230
	Preferred Stock	5,991,944	
	Retained Earnings, net of Distributions	(3,619,563)	(1,001,474)
TOTAL STOCKHOLDERS' EQUITY		**2,388,733**	**(985,144)**

The accompanying Notes are an important and integral part of the financial statements

FS-6

Roomi Inc.

Income Statement (unaudited)

For the years ending December 31, 2016 and December 31, 2015
See Accountant's' Review Report and Notes to the Financial Statements

	2016	2015
Revenues, net of Allowances and Returns	37,890	76,070
Less: Cost of Revenues	0	76,905
Total Gross Profit	37,890	(835)
Selling, General and Administrative	2,656,175	943,234
Total Income from Operations	(2,618,285)	(944,069)
Other Income and (Expense)	996	0
Total Income before Taxes	(2,617,289)	(944,069)
(Provision)/Benefit for Income Taxes	(800)	(325)
NET INCOME	**(2,618,088)**	**(944,395)**
Earnings/(loss) per share, non-diluted	*(0.37)*	*(0.13)*
Earnings per share, diluted	*(0.30)*	*(0.13)*

The accompanying Notes are an important and integral part of the financial statements

FS-7

Roomi Inc.

Statement of Changes in Stockholders' Equity (unaudited)

For the year ending December 31, 2016 and December 31, 2015
See Accountant's' Review Report and Notes to the Financial Statements

	Common Shares		Preferred Shares		Additional Paid-in Capital	Accumulated Earnings/ (Deficit)	Total
	# of Shares	$ Amount	# of Shares	$ Amount			
Balance at January 1, 2015	**8,000,000**	**$100**	**0**	**$0**	**$16,230**	**$(57,080)**	**$(40,750)**
Common Stock Issuance, 1/27/15	40,800	0					0
Common Stock Cancellation, 2/13/15	(7,520,834)	0					0
Common Stock Issuance, 2/13/15	6,520,634	0					0
Common Stock Issuance, 5/18/15	3,996	0					0
2015 Net Income						(944,395)	(944,395)
Balance at December 31, 2015	**7,044,596**	**100**			**16,230**	**(1,001,474)**	**(985,144)**
Issuance of Preferred Stock and Exercise of Convertible Notes			11,457,316	5,991,944			5,991,944
Miscellaneous Common Stock costs					31		31
2016 Net Income						(2,618,088)	(2,618,088)
Balance at December 31, 2016	**7,044,596**	**$100**	**11,457,316**	**$5,991,944**	**$16,251**	**$(3,619,563)**	**$2,388,733**

The accompanying Notes are an important and integral part of the financial statements

FS-8

Roomi Inc.

Statement of Cash Flows (unaudited)

As of December 31, 2016 and December 31, 2015

See Accountant's' Review Report and Notes to the Financial Statements

	2016	2015
CASH FLOWS FROM OPERATIONS		
Net Income	(2,618,088)	(944,395)
Depreciation and Amortization	24,841	10,656
Increases in Deposits	(85,550)	0
Increase in Current Liabilities	48,571	(1,722)
Other Changes in Balance Sheet Accounts	(915)	(4,073)
TOTAL CASH FLOWS FROM OPERATIONS	(2,631,141)	(939,534)
CASH FLOWS FROM INVESTING ACTIVITIES		
Acquisitions of Property, Plant & Equipment	(41,516)	(13,592)
Development of Intangible Asset	(1,042,831)	(242,792)
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	(1,084,347)	(256,384)
CASH FLOWS FROM SHAREHOLDERS' FINANCING ACTIVITIES		
Issuance of Convertible Notes	0	1,734,840
Exercise of Convertible Notes	12	0
Issuance of Preferred Stock	4,042,108	0
CASH FLOWS FROM SHAREHOLDERS' FINANCING ACTIVITIES	4,042,120	81,055
NET CHANGE IN CASH POSITION	326,632	538,922
Cash, beginning of year	709,774	170,852
Cash, end of year	1,036,406	709,774
Interest Paid	85,126	0
Taxes Paid	800	325

The accompanying Notes are an important and integral part of the financial statements

FS-9

Roomi Inc.

Notes and Additional Disclosures to the Financial Statements

For the years ending December 31, 2016 and December 31, 2015

Note 1 – Summary of Significant Accounting Policies and Corporate Structure

(a) ***Summary*** – Roomi Inc., a Delaware corporation, (the "Company") has developed proprietary technology deployed as a mobile application featuring a peer-to-peer marketplace for shared housing. The Company was incorporated in April 2013. The Company's management and key team members are located in the Company's offices in New York, NY. The Company's marketplace application is active in the New York, Los Angeles and the San Francisco Bay Area markets.

Prior to 2017, the Company primarily derives revenue by facilitating rent payment among users of the application. Starting in 2017, the Company shifted its revenue model to charge fees to certain users.

The Company is progressing through the regulatory and capital raising stage under Title III of the JOBS Act (Regulation Crowdfunding or Reg CF). As such, the Company is seeking an exemption from securities registration under Reg CF. If approved, the Company may issue securities up to $1.07 million in value.

The Company's chief executive officer is Ajay Yadav. Mr. Yadav owns over 92 percent of the common stock and a fully diluted total ownership in the Company of 31.5 percent. The chief operating officer is Alex Larsen. Fully diluted, Mr. Larsen has a total ownership of 2.25 percent of the Company.

The Company has 2 preferred stockholders with interests over 10 percent each. All other common and preferred shareholders own less than 10 percent each.

(b) ***Methods of Accounting and Basis for Presentation*** – The Company prepares the financial statements in accordance with US generally accepted accounting principles which includes usage of the accrual method of accounting to match expenses with the period in which they are associated with revenue.

The Company has elected to adopt early application of the Accounting Standards Update No. 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements." The Company does not present or disclose certain items otherwise required under Topic 915.

The Company has chosen December 31 as its year end.

(c) ***Estimates*** – The Company prepares the financial statements in accordance with US generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs as of the date of the financial statements. Actual results are reconciled with these estimates as they occur but they may differ from initial reporting.

(d) ***Comparative Financial Statements*** – Under US generally accepted accounting principles and applicable presentation standards, financial statements are presented in a comparative fashion with prior periods. Years presented herein comply with the disclosure requirements under Title III of the JOBS Act as contained in 17 CFR 227.201(t)(3).

FS-10

Because the issuing date of the financial statements is after 120 days since the ending of its latest fiscal year, two full years of results are presented.

(e) ***Revenue Recognition*** – The Company recognizes revenue and costs in accordance with US generally accepted accounting principles.

In May 2014, the Financial Accounting Statements Board ("FASB") issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. No pro-forma or early adoption of these new revenue recognition standards has been implemented by the Company.

(f) ***Cash and Cash Equivalents*** – As of the reporting period, the Company maintains an FDIC-insured bank account.

(g) ***Accounts or Investments Receivable*** – As of the reporting period, the Company does not have any customer accounts receivable or investor capital commitments receivable.

(h) ***Fair Value of Financial Instruments*** - The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of the balance sheet date, there were no financial instruments outstanding requiring fair value measurement.

(i) ***Deferred Offering Costs*** - The Company complies with the requirements of ASC 340-10. Deferred Offering Costs of the Company consist solely of legal fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members' equity or expensed. As of the reporting date, no Deferred Offering Costs have been accrued, but may be accrued in the future.

(k) Income Taxes – The Company accounts for the income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attribute to the temporary book-to-tax differences and carryforwards generated. Measurement of the deferred items of income tax is based on enacted tax laws and rates and compared to the realizable value of any deferred tax assets. At December 31, 2016, the Company has a combined federal net operating loss ("NOL") carryforward. Due to the uncertainty of the Company's ability to generate taxable income in the future, the Company has recorded a full valuation allowance against the deferred tax asset created by the NOL carryforward. The NOL carryforward will begin to expire in 2035.

At this time, no activity of the Company requires a provision for state income tax.

Note 2 – Deposits

The Company has recorded amounts paid as security deposits for office space and other lease agreements.

Note 3 – Fixed Assets

The Company records certain of its software development costs (salaries and payments to contractors) as an intangible asset in the year the costs are incurred rather than record those costs an expense. The intangible asset is then amortized over its useful life. The intangible asset is also evaluated periodically for impairment. As of 2016

FS-11

and 2015, the book value of the intangible asset is 1,298,113 and 255,282 before amortization or impairment. No impairment has been recorded during the reporting periods.

The Company acquired certain properties for its leased living facility located in Brooklyn, NY and its office space in New York, NY. The book value of the furniture and fixtures in 2016 and 2015 is 56,032 and 14,516.

The Company has recorded depreciation and amortization expense of 24,841 and 10,656 in years 2016 and 2015, respectively.

Note 4 – Leases

The Company has a yearlong, renewable lease for office space in New York, NY that was signed recently. The lease calls for payments of $18,000 per month during the lease term.

The Company also has a two year lease on a living facility in Brooklyn, NY where the Company features the use of its peer-to-peer marketplace. The lease commenced in August 2016 and requires payments of $10,600 per month. Mr. Yadav and Mr. Larsen are the legal lessees for the Brooklyn property, but the Company has agreed to make the lease payments on their behalf during the lease period.

Note 5 – Stock Options

The Company has issued 1,761,084 common stock options under the 2015 Stock Plan to various key individuals. These options have various vesting schedules. The Company has reserved another 1,114,953 common stock options for future granting under the 2015 Stock Plan.

Note 6 - Related Party Transactions

The Board of Directors of the Company governs the relationship between the Company, its shareholders and management. Mr. Yadav is a majority shareholder and was the sole board member until 2017. The Company provides for certain lease payments as described in Note 4 above.

Note 7 – Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through September 14, 2017 including adoption or implementation of any required accounting standard updates. At this time, there are no subsequent events requiring disclosure.

EXHIBIT C

Offering Page

Invest in Roomi — Republic 10/19/17, 11:23 AM

Republic | Companies | Investor groups | Education | Blog | 1 | Admin

Roomi

Switch to edit mode

Shared housing marketplace with 14x growth in 2016 and 850k registered profiles

IMMIGRANT FOUNDERS | SHARING ECONOMY | COMMUNITY | PEER-TO-PEER | MARKETPLACES

PLAY

$0
RAISED OF $50K MINIMUM GOAL

FROM
0 investors

TIME LEFT TO INVEST
132 days

Invest in Roomi

Follow 0 | Share

Pitch | About | FAQ | Discussion | Company updates (0)

Highlights

- Roomi makes searching for a shared housing easy and reliable for the market of 32M people living with roommates who move 90M times per year
- 13x listings growth in 2016, with over 220K listings as of July '17
- 6x user growth in 2016: 850K users and over 1M app installations total
- Has over 3x more listings than Airbnb in NYC for 1+ month sublets
- Successfully raised over $16M from several noted VCs and AngelList syndication
- Led by an immigrant repeat founder named among Forbes 2017 "30 under 30"

Problem

The room(mate) search experience is outdated and broken

Deal terms

Funding goal	Investment size
$50K – $1.07M	min $50, max $107K

Type of security
Crowd Safe · Learn more

Discount	Valuation cap
20%	$55,000,000

Perks

Get additional perks from Roomi for your investment

INVEST
$50

RECEIVE
- Thank you note from our CEO - Shout out on our website - Free background check when you list your open room file:///roomiapp Page 1

Invest in Roomi — Republic 10/19/17, 11:23 AM

The average duration that millennials are staying in one place is 4.3 months. Rising rent, student debt, and a preference towards nomadic, flexible lifestyle have caused home sharing to become the new normal.

And yet, the process of searching for a room or a roommate is outdated and unreliable. The current systems and real estate infrastructure does not support the frequency that people are moving. Sources like Craigslist do not verify their listings, do not vet their users and often involve scams and costly brokers.

Solution

Roomi's platform provides flexible, verified, affordable shared housing options!

Roomi

Roomi empowers users (750K+ and counting) to be proactive in their housing

Product

Search trusted listings from verified people
Ensure a good roommate match
Rent it online
Users love our badges
$950

INVEST
$100
RECEIVE
- "Investor" badge on your Roomi profile - Thank you shout out on Twitter by our CEO - All previous perks

INVEST
$250
RECEIVE
- Invite to our new rent payment feature in beta, let Roomi process your rent for $0 fees (rack up those credit card points!) - All previous perks

INVEST
$500
RECEIVE
- Roomi swag bag (t-shirt, canvas bag, stickers, other surprises) - Invites to test all future beta products - All previous perks

INVEST
$2,500
RECEIVE
- Unlimited access to all future Roomi community events (aka 'The R Collective') - All previous perks

INVEST
$5,000
RECEIVE
- Featured on Roomi homepage - Stop by the office and tour Roomi HQ - All previous perks

INVEST
$25,000 or more
RECEIVE
- Flight and accommodation to meet the team and tour Roomi HQ* - All previous perks *US based investors only

Documents

Official filing on SEC.gov

Form C

Company documents

No documents added yet.

file:///roomiapp Page 2

Invest in Roomi — Republic 10/19/17, 11:23 AM

More efficient search

- The web and mobile apps show all the details you need to make informed decisions on where to live and who to live with
- Creates individualized results using income, location, and budget differences
- Saves users money by finding the ideal space and roommate using proprietary algorithms

More reliable process

- Roomi verifies room-seeker's identities' via Background Checks, ID Verifications, and by connecting Facebook, LinkedIn, and Instagram
- Connects users instantly for easy and authentic communication
- Book online and trust that your rent payments will be paid on time every month

Press

inman · Forbes · TechCrunch · NBC NEWS · Boston magazine · THE REAL DEAL · NEW YORK POST · Los Angeles Times · AlleyWatch · spoiled NYC · BostInno · THE BALTIMORE SUN

Traction

Impressive growth in 2016–2017 in users, listings, and successful move-ins.

Explosive Growth After Launch
Roomi
Registered Users
850,000
Total Users
Present
Launch

file:///roomiapp Page 3

Invest in Roomi — Republic 10/19/17, 11:23 AM

Conversion

Move-in rate
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
1/1/2017 (Actual)
9/1/2017 (Actual)
2017 (Projected)

Business Model

Early revenue streams proven highly scalable

Roomi's revenue model is directly related to move-ins. If booked online, Roomi collects a fee between 1-10%. Value add services like background checks, ID verifications, and roommate agreements are included if booked online and otherwise available to purchase separately. Roomi also has partnerships with landlords/ property owners in which they receive a fee every time Roomi helps current tenants find a roommate that leads to a lease renewal.

Projections

Based on current growth trajectory and our market estimations, Roomi aims to reach over 15k move-ins by the end of 2017, and 45k move-ins by the end of 2018. At that rate, Roomi's projected revenues should be at $750K and $5M for 2017 and 2018, respectively. Please note that these projected figures are entirely speculative and may be inaccurate.

Use of Proceeds:

Capital raised privately and via Republic will generally go towards operating expenses, staffing, marketing, customer acquisition and other undertakings that the team believes may be helpful for revenue and growth.

Market

file:///roomiapp Page 4

Invest in Roomi — Republic 10/19/17, 11:23 AM

Well positioned to take over the shared housing market

(estimated 90M moves/year)

Market Size and Opportunity
12M
17M
21M
32M
90M
Moves per year
(4.3 months average)
1990
2000
2010
Current
Live with roommates in US

Roomi is already even with Craigslist for supply of rooms in NYC (taking out duplicates, scams, or brokers which an independent study concluded was approx 50%). The market itself is growing rapidly (see infographic from Forbes) and has largely been ignored by the big players (see competition slide):

Americans Living With Roommates: A Growing Trend
% of adults living in "doubled up" households in selected US cities in 2000 and 2012
2002
2012
United States
32.0%
25.4%
41.2%
47.9%
37.3%
42.2%
35.9%
39.2%
31.3%
38.9%
30.0%
36.6%
30.9%
35.5%
27.9%
35.2%
29.0%
33.4%
Los Angeles
New York
San Francisco
Las Vegas
Washington
Chicago
Philadelphia
Boston
Source: Zillow
Forbes statista

Competition

file:///roomiapp Page 5

Invest in Roomi — Republic 10/19/17, 11:23 AM

What's Different About Roomi?

	airbnb	Roomi	craigslist	zumper	roommates
Listing Source	P2P	P2P + B2B Partnerships	Who knows?	Aggregator*	Aggregator* + P2P
P2P Verified Shared Housing Listings	300	1,100	X	X	X
ID Verifications (Driver's License)	✓	✓	X	X	X
Background and Credit Checks	✓	✓	X	✓	X
Core Focus (Average stay NYC)	Travel (6 days)	Real estate (4.3 months)	None	Real estate	Real estate

Team

Ajay Yadav

Ajay built his first company when he was 17 years old and scaled it to 200 clients and 35 employees, while attending college full-time in NYC.

He came up with the idea for Roomi shortly after moving to the US and wrote the code for the Roomi himself, until he could afford to hire employees.

A Forbes 30 under 30, Ajay is proud of his humble immigrant background and believes that entrepreneurship can and should be more inclusive. This crowdfunding campaign reflects his desire to include more people on the journey of growing Roomi into a market leader.

Team (24 Total)

AJAY
Founder & CEO
Forbes 30 UNDER 30 CLASS OF 2017
ALEX
COO
DAVID
Partnerships & Revenue
giantmedia
JOHN
Product
yelp
Engineering team:
Quora
VICE
GROUPON
Microsoft
intel
yammer

file:///roomiapp Page 6

Invest in Roomi — Republic 10/19/17, 11:23 AM

Investors

Institutional Investors
ATAMI CAPITAL
VEGA
ROSECLIFF
townsquare
dcm
GREAT OAKS VENTURE CAPITAL
Strategic Individual Investors
Paul Levine
trulia
Scott & Cyan Banister
FOUNDERS FUND
PayPal
Kevin Quinn
Goldman Sachs
Jeff Dishner
STARWOOD
Anil Aggarwal
Money 20/20
Andy Brown
SAND HILL EAST
Jeff Penney
McKinsey&Company
Dan Keegan
citigroup

Join Us!

Wish you invested in the early rounds of Airbnb or Tinder? Join Roomi and our venture investors to redefine home sharing forever.

Thank you for your support. - Ajay

Invest in Roomi

About Roomi

Founded
Apr 2013

Form
Delaware Corporation

Employees
30

Website
https://roomiapp.com/

Social Media

Headquarters

GREENWICH VILLAGE
AMC Kips Bay
33 Irving Place , New York, NY

file:///roomiapp Page 7

Invest in Roomi — Republic 10/19/17, 11:23 AM

Roomi team

Everyone helping build Roomi, not limited to employees

Ajay Yadav

Founder & CEO

Founder & CEO @Roomi • Forbes 30 Under 30 • Investor • Forbes Real Estate Council • New York Institute of Technology-Old Westbury

Alex Larsen

Chief Operating Officer

COO @Roomi • Panelist and Guest Lecturer • MBA @Pepperdine University • BS Engineering @Miami University

David Segura

Chief Strategy Officer

CSO @Roomi • Many time panelist • Entrepreneur • Angel Investor • Founder of Giant Media (acquired by AdKnowledge)

Adam Berlinsky-Schine

Head of Engineering

Seasoned software engineering leader with 11 years of industry experience from big companies (Amazon, Yelp) to startups (Nommery, Coffee Meets Bagel)

Carli Evilsizer

Brand & Communications Manager

Carli has spent her career helping start-ups, from CPG to tech, build and tell their stories

Brian Epp

Board Member

Kevin Quinn

Board Member

Press

Article URL | Add press

The article should mention the company directly and come from a reputable source.

file:///roomiapp Page 8

Invest in Roomi — Republic 10/19/17, 11:23 AM

Roomi app goes live in Houston as part of continuing growth

Inman · Jul 25, 2017

Key Takeaways Milennials account for 15 percent of Houston's population. Roomi will next go live in Boston. Roomi users typically find a ...

♥ 0 💬 0

Edit ✖ Remove

How expensive is it to live in New York City nowadays? Your favorite TV 'Frie...

CNBC · Jul 8, 2017

Carrie Bradshaw might want to rethink whether she can afford that Cosmo. Manhattan real estate prices have been notoriously frothy, but a...

♥ 0 💬 0

Edit ✖ Remove

Roomi Lands $2 Million To Pair You With The Perfect Roommate

TechCrunch · Sep 4, 2016

Roomi, an app that wants to help New Yorkers find the perfect roommate, is today launching with $2 million in seed funding led by DCM Ven...

♥ 0 💬 0

Edit ✖ Remove

These startups are betting the house on co-living

The Real Deal New York · Oct 9, 2015

A look at Roomi, Common and other firms in the space When Ajay Yadav first began telling landlords and brokers about his startup Roomi, a...

♥ 0 💬 0

Edit ✖ Remove

How To Raise Capital As A Solo Founder

Forbes

I've played a role in founding three startups, but I'd never tackled the trials of fundraising until Roomi. Within a year, I raised $2 mi...

♥ 0 💬 0

Edit ✖ Remove

file:///roomiapp Page 9

Invest in Roomi — Republic 10/19/17, 11:23 AM

Discussion

Loading

Roomi

Follow 0

$0 raised from 0 investors

Invest in Roomi

132 days left to invest

Republic

Education

Help & FAQ
Events
For investors
How it works
Crowd Safe
For companies
Risks

Company

Blog
Privacy
We're hiring
About
Terms
Contact

Investors should verify any issuer information they consider important before making an investment.

Investments in private companies are particularly risky and may result in total loss of invested capital. Past performance of a security or a company does not guarantee future results or returns. Only investors who understand the **risks of early stage investment** and who meet the Republic's **investment criteria** may invest.

Republic does not verify information provided by companies on this Portal and makes no assurance as to the completeness or accuracy of any such information. Additional information about companies fundraising on the Portal can be found by searching the **EDGAR database**.

file:///roomiapp Page 11